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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

THE MARQUIE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North, Suite 4000 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On September 20, 2022, The Marquie Group, Inc., a Florida corporation (hereafter, the “Company”) entered into an agreement (the “SPA”) to acquire 25% of the outstanding shares of SIMPLY WHIM, INC., a Wyoming corporation (hereafter, “SIMPLY WHIM”), in exchange for 666,666,668 shares of common stock (the “TMGI Common Stock”) of the Company and a promissory note in the face amount of Two Million dollars ($2,000,000) (such transaction is hereafter referred to as the “Exchange”). SIMPLY WHIM is a skin care product development company. The SPA is attached hereto as Exhibit 10.1.

Item 2.01 Completion of Exchange or Disposition of Assets

On September 20, 2022, the Company completed the Exchange as described in Item 1.01 above.

Item 3.02	Unregistered Sales of Equity Securities

On September 20, 2022, the Company issued the TMGI Common Stock to the shareholders of SIMPLY WHIM in connection with the Exchange described in Item 1.01 above. Each of the shareholders of SIMPLY WHIM are either “accredited investors” as defined pursuant to Rule 501 of Regulation D or have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of receiving the TMGI Common Stock. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of the TMGI Common Stock in connection with the Exchange was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1(i)	Share Purchase Agreement dated September 20, 2022

10.1(ii)	Promissory Note dated September 20, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Marquie Group, Inc.

Date: September 21, 2022	By: /s/ Marc Angell
Marc Angell
Chief Executive Officer